As filed with the Securities and Exchange Commission on December 19, 1996

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 MATHSOFT, INC.
             (Exact name of registrant as specified in its charter)

                        Massachusetts                                                          04-2842217
(State or other jurisdiction of incorporation or organization)                    (I.R.S. Employer Identification No.)

           101 Main Street, Cambridge, Massachusetts                                             02142
            (Address of Principal Executive Offices)                                           (Zip Code)

                              --------------------

                                 MATHSOFT, INC.
                1996 NON-QUALIFIED, NON-OFFICER STOCK OPTION PLAN
                            (Full title of the plan)

                                Charles J. Digate
                                 MATHSOFT, INC.
                                 101 Main Street
                               Cambridge, MA 02142
                     (Name and address of agent for service)

                                 (617) 577-1017
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                                 Gordon H. Hayes
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                              --------------------

                                          Calculation of Registration Fee

====================================================================================================================
                                                                        Proposed maximum
  Title of Securities    Amount to be    Proposed maximum offering     aggregate offering     Amount of registration
    to be registered      registered        price per share(1)              price(1)                  fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock,               200,000               $4.438                    $887,600                  $269.00
par value $.01
====================================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the
Securities Act of 1933.
         (2) Pursuant to Rule 457(c) under the Securities Exchange Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of Common Stock on the Nasdaq National
Market on December 13, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.
         ----------------

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as filed on or about September 28, 1996 and Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed on or about November 14, 1996 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Amended and Restated By-laws, the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article V, Section 2 of the Registrant's Amended and Restated By-laws indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer with another organization. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. The Board of Directors may authorize advancing litigation expenses to a director or officer at this request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Article 6 of the Registrant's Third Restated Articles of Organization eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation or such liability.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         Exhibit No.       Description of Exhibit
         -----------       ----------------------

         Exhibit 4.1 Specimen Stock Certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 33-55658, and incorporated herein by reference).

         Exhibit 4.2 Third Restated Articles of Organization of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 33-55658, and incorporated herein by reference).

         Exhibit 4.3 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, File No. 33-55658, and incorporated herein by reference).

         Exhibit 4.4       1996 Non-Qualified, Non-Officer Stock Option Plan.

         Exhibit 4.5 Form of Non-Qualified Stock Option Agreement under the 1996 Non-Qualified, Non-Officer Stock Option Plan of the Registrant.

         Exhibit 5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

         Exhibit 23.1      Consent of Arthur Andersen LLP.

         Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  Undertakings.
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, MathSoft, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 19th day of December, 1996.

                                     MATHSOFT, INC.



                                     By: /s/ CHARLES J. DIGATE
                                         ---------------------------------------
                                         Charles J. Digate
                                         President and Chief Executive Officer




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Charles
J. Digate, Robert P. Orlando and Gordon H. Hayes his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                                Date
        ---------                          -----                                ----

/s/ CHARLES J. DIGATE               President, Chief Executive           December 19, 1996
--------------------------------    Officer and Chairman of the
Charles J. Digate                   Board of Directors (Principal
                                    Executive Officer)

/s/ ROBERT P. ORLANDO               Vice President, Finance and          December 19, 1996
--------------------------------    Administration, Chief Financial
Robert P. Orlando                   Officer, Treasurer and Clerk


/s/ RICHARD A. D'AMORE              Director                             December 19, 1996
--------------------------------
Richard A. D'Amore

/s/JUNE L. ROKOFF                   Director                             December 19, 1996
--------------------------------
June L. Rokoff

/s/ CHARLES H. FEDERMAN             Director                             December 19, 1996
--------------------------------
Charles H. Federman

/s/ STEVEN R. VANA-PAXHIA           Director                             December 19, 1996
--------------------------------
Steven R. Vana-Paxhia

                                INDEX TO EXHIBITS



Exhibit                         Description of Exhibit
-------                         ----------------------

Exhibit 4.4     1996 Non-Qualified, Non-Officer Stock Option Plan.

Exhibit 4.5 Form of Non-Qualified Stock Option Agreement under the 1996 Non-Qualified, Non-Officer Stock Option Plan of the Registrant.

Exhibit 5.1     Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1    Consent of Arthur Andersen LLP.

Exhibit 23.2    Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
                5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).